Exhibit 4.46

To:	Team-Up Owning Company Limited

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH96960

Orpheus Owning Company Limited

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH96960

DryShips Inc.

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH96960

TMS Bulkers Ltd.

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH96960

23rd September 2011

Dear Sirs

US$101,150,000 loan facility to Team-Up Owning Company Limited and Orpheus Owning Company Limited as amended and supplemented

1	We refer to the loan agreement dated 4 December 2007 (the “Principal Agreement”) made between (1) Team-Up Owning Company Limited and Orpheus Owning Company Limited as joint and several borrowers (therein and herein together referred to as the “Borrowers”), (2) DnB NOR Bank ASA as arranger (in such capacity the “Arranger”), agent (in such capacity the “Agent”), security agent (in such capacity the “Security Agent”), swap provider and account bank and (3) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks”), as amended and supplemented by a first supplemental agreement dated 11 June 2009 (the “First Supplemental Agreement”) and as further amended and supplemented by a second supplemental agreement dated 26 January 2011 (the “Second Supplemental Agreement” and, together with the Principal Agreement and the First Supplemental Agreement, the “Loan Agreement”), whereby the Banks agreed (inter alia) to advance (and have advanced) by way of loan to the Borrowers, upon the terms and conditions therein contained, the principal sum of up to One hundred and one million one hundred and fifty thousand Dollars ($101,150,000).

2	We also refer to the corporate guarantee dated 4 December 2007 (the “Corporate Guarantee”) made between (1) DryShips Inc. as corporate guarantor (the “Guarantor”) and (2) the Security Agent.

3	Words and expressions defined in the Loan Agreement and the Corporate Guarantee shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this letter.

Dnb NOR Bank ASA 20 St. Durban’s Hill, London EC3R 8HY  Tel: 020 7621 1111  Fax: 020 7626 7400   www.dnbnor.no

DnB NOR Bank ASA Incorporated in Norway with Limited Liability.  Registration No: 984851006.  Head Office: 0021 Oslo, Norway.

DnB NOR Bank ASA London Branch Registration in UK FC025119

Authorised by Finanstilsynet and subject to limited regulation by the Financial Services Authority. Details on the extent of our regulation by the Financial Services Authority are available on request.

4	Following the relevant request of the Borrowers and the Guarantor and subject to receipt by the Agent of the fee (referred to in paragraph 5 below), we confirm that the Creditors hereby agree to waive the application of clause 5.3.1(c) of the Corporate Guarantee for any Accounting Periods ending within the period between 30 September 2011 and 31 December 2012 (both inclusive) Provided however that, for the avoidance of doubt, such waiver shall not prejudice the Security Agent’s and/or the Agent’s and/or any Banks’ right to demand compliance by the Guarantor, and the Guarantor’s obligation to comply, with such clause in relation to any financial period beginning on or after 1 January 2013.

5	The agreement of the Creditors in paragraph 4 above shall not take effect unless and until:

(a)	The Borrowers, the Guarantor and the Manager have executed by their duly authorised representatives this letter, and have returned it to the Agent as so executed; and

(b)	the Borrowers have paid to the Agent for its own account, on or prior to the date of this letter, a waiver fee of USD 5,000 (Five thousand U.S Dollars).

6	This letter and any non contractual obligations in connection with this letter are governed by, and shall be construed in accordance with, English law.

/s/ Illegible	/s/ Illegible

Signed by:
for and on behalf of
DNB NOR BANK ASA
as Arranger, Agent, Security Agent, Bank, Swap Provider and Account Bank

We, TEAM-UP OWNING COMPANY LIMITED, hereby acknowledge and agree to the above and confirm that the Security Documents (as such term is defined in the Loan Agreement) executed by us will remain valid and effective notwithstanding any amendments made to the Loan Agreement by the terms of this letter.

/s/ EUGENIA PAPAPONTIKOU
Signed by: Eugenia Papapontikou
for and on behalf of
TEAM-UP OWNING COMPANY LIMITED

Dated: 23rd September 2011

We, ORPHEUS OWNING COMPANY LIMITED, hereby acknowledge and agree to the above and confirm that the Security Documents (as such term is defined in the Loan Agreement) executed by us will remain valid and effective notwithstanding any amendments made to the Loan Agreement by the terms of this letter.

/s/ EUGENIA PAPAPONTIKOU
Signed by: Eugenia Papapontikou
for and on behalf of
ORPHEUS OWNING COMPANY LIMITED

Dated: 23rd September 2011

DnB NOR Bank ASA 20 St. Dunstan’s Hill, London EC3R 8HY  Tel: 020 7621 1111  Fax: 020 7626 7400  www.dnbnor.no

DnB NOR Bank ASA Incorporated in Norway with Limited Liability.  Registration No: 984851006.  Head Office: 0021 Oslo, Norway.

DnB NOR Bank ASA London Branch Registration in UK FC025119

Authorised by Finanstilsynet and subject to limited regulation by the Financial Services Authority. Details on the extent of our regulation by the Financial Services Authority are available on request.

We, DRYSHIPS INC., hereby acknowledge and agree to the above and confirm that the Security Documents (as such term is defined in the Loan Agreement) executed by us will remain valid and effective notwithstanding any amendments made to the Loan Agreement by the terms of this letter.

/s/ EUGENIA PAPAPONTIKOU
Signed by: Eugenia Papapontikou
for and on behalf of
DRYSHIPS INC.

Dated: 23rd September 2011

We, TMS BULKERS LTD., hereby acknowledge and agree to the above and confirm that the Manager’s Undertakings (as such term is defined in the Loan Agreement) executed by us will remain valid and effective notwithstanding any amendments made to the Loan Agreement by the terms of this letter.

/s/ EUGENIA PAPAPONTIKOU
Signed by: Eugenia Papapontikou
for and on behalf of
TMS BULKERS LTD.

Dated: 23rd September 2011

DnB NOR Bank ASA 20 St. Dunstan’s Hill, London EC3R 8HY  Tel: 020 7621 1111  Fax: 020 7626 7400  www.dnbnor.no

DnB NOR Bank ASA Incorporated in Norway with Limited Liability.  Registration No: 984851006.  Head Office: 0021 Oslo, Norway.

DnB NOR Bank ASA London Branch Registration in UK FC025119

Authorised by Finanstilsynet and subject to limited regulation by the Financial Services Authority. Details on the extent of our regulation by the Financial Services Authority are available on request.

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